Exhibit 10.33

                               LECROY CORPORATION

                 AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

                                    AMENDMENT

                                 AUGUST 16, 2000

         This AMENDMENT (this "Amendment") TO THE AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN OF LECROY CORPORATION (THE "1993 PLAN") is effective as of the date set forth above, pursuant to authority reserved in Section 10 of the 1993 Plan and the resolutions of the Board of directors of LeCroy Corporation (the "Company") adopted on August 14, 2000.

         NOW, THEREFORE, the 1993 Plan is hereby amended as follows:

         ss.1. AMENDMENT TO SECTION 6(A) OF THE 1993 PLAN. Section 6(a) of the 1993 Plan is deleted in its entirety and is replaced with the following:

         6. TERMS AND CONDITIONS OF STOCK OPTIONS.

                  (a) The price at which Common Stock may be purchased by a Participant under an Option shall be determined by the Committee; provided, however, that, notwithstanding anything in the Plan to the contrary, unless approved by the holders of a majority of shares present and entitled to vote at a duly convened meeting of stockholders of the Company (i) the purchase price of any Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Option and (ii) the purchase price of any Option may not be reduced after the date of grant of such Option.

         ss.2. AMENDMENT TO SECTION 9(F) OF THE 1993 PLAN. Section 9(f) of the 1993 Plan is deleted in its entirety and is replaced with the following:

         9. GENERAL PROVISIONS.

                  (f) The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant; in each case, such new Options to have an exercise price per share based upon the Fair Market Value of the Common Stock as of the new grant date (i.e., the purchase price under a new Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such new Incentive Stock Option (110%, if the grantee of such new Incentive Stock Option is a greater-than-10% stockholder of the Company, as set forth in Section 5(b) above)). Subject to the provisions of Section 6(d), such new Option shall be exercisable at such time or time, during such periods, and for such numbers of shares, and in accordance with any other terms or conditions, as are specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

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                                       2

         ss.3. CONFORMED BY-LAWS. Attached hereto as Exhibit A is a conformed copy of 1993 Plan that contains both of the foregoing amendments.

         SS.4. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms and provisions of the 1993 Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 16th day of August, 2000.

                                          LECROY CORPORATION

                                          By:  /S/ Raymond F. Kunzmann
                                               -----------------------
                                               Name: Raymond F. Kunzmann
                                               Title: Vice President - Finance,
                                               Chief Financial Officer,
                                               Secretary and Treasurer

                                                                       EXHIBIT A

                               LECROY CORPORATION

                 AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

1. PURPOSES OF THE PLAN.

         The purposes of this Amended and Restated 1993 Stock Incentive Plan of LeCroy Corporation (the "Company") are to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees and consultants of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2. DEFINITIONS.

         (a) "Accelerate," "Accelerated," and "Acceleration," when used with respect to an Option, mean that as of the relevant time of reference, such Option shall become fully exercisable with respect to the total number of shares of Common Stock subject to such Option and may be exercised for all or any portion of such shares.

         (b) "Acquisition" means

                           (i) a merger or consolidation in which securities
                  possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

                           (ii) the sale, transfer, or other disposition of all
                  or substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions.

         (c) "Beneficial Ownership" means beneficial ownership determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act.

         (d) "Board" means the Board of Directors of the Company.

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                                       2

         (e) "Committee" means the Compensation Committee of the Board; provided, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan, and during the period of effectiveness of any such resolution, references herein to the "Committee" shall mean the Board acting in such capacity.

         (f) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                           (i) any person or related group of persons (other
                  than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

                           (ii) over a period of 36 consecutive months or less,
                  there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

         (g) "Common Stock" means the authorized common stock of the Company.

         (h) "Company" means LeCroy Corporation.

         (i) "Eligible Employee" means any person who is, at the time of the grant of an Option or Restricted Stock Award, an employee (including officers and employee directors) or consultant of the Company or any Subsidiary.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

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                                       3

         (k) "Fair Market Value" means the value of a share of Common Stock as of the relevant time of reference, as determined as follows. If the Common Stock is then publicly traded, Fair Market Value shall be (i) the last sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price of the Common Stock reported in the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in the NASDAQ National Market System. If the Common Stock is not then publicly traded, Fair Market Value shall be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms'-length private transactions.

         (l) "Hostile Takeover" means a change in ownership of the Company effected through the following transaction:

                           (i) any person or related group of persons (other
                  than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, and

                           (ii) more than 50% of the securities so acquired in
                  such tender or exchange offer are accepted from holders other than the officers and directors of the Company who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

         (m) "Participant" means any Eligible Employee selected to receive an Option or Restricted Stock Award pursuant to Section 5.

         (n) "Restricted Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock which is nontransferable and subject to substantial risk of forfeiture until specific conditions of continuing employment or performance are met.

         (o) "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" under Section 422A of the Internal Revenue Code and regulations thereunder.

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                                       4

         (p) "Option" means an Incentive Stock Option or a nonqualified stock option.

         (q) "Plan" means this Amended and Restated 1993 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

         (r) "Subsidiary" means any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) of the Company.

         (s) "Takeover Price" means, with respect to any Incentive Stock Option, the Fair Market Value per share of Common Stock on the date such Option is surrendered to the Company in connection with a Hostile Takeover, or in the case of a nonqualified Option, such Fair Market Value or, if greater, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Takeover.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Options or Restricted Stock Awards under the Plan shall not exceed 3,500,000 shares, which aggregate number of shares, automatically and without further action, shall increase, effective as of July 1, 1996 and each July 1 thereafter during the term of the Plan, by an additional number of shares of Common Stock equal to five percent of the total number of shares of Common Stock issued and outstanding as of the close of business on the immediately preceding June 30, which is the last day of the Company's fiscal year.

         (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock reacquired by the Company.

         (c) If shares covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are forfeited, such number of shares will no longer be charged against the limitation provided in
Section 3(a) and may again be made subject to Options or Restricted Stock
Awards.

4. ADMINISTRATION OF THE PLAN.

         (a) The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan.

         (b) The Plan will be administered by the Committee, which shall consist of two or more persons. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall determine the Eligible Employees to whom, and the time or times at which, Options or Restricted Stock Awards may be granted and the number of shares subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Option or Restricted Stock Award instruments, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

         (c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Option or Restricted Stock Award under it.

5. GRANTS.

         (a) The Committee shall determine and designate from time to time those Eligible Employees who are to be granted Options or Restricted Stock Awards, the type of each Option to be granted and the number of shares covered thereby or issuable upon exercise thereof, and the number of shares covered by each Restricted Stock Award. Each Option and Restricted Stock Award will be evidenced by a written agreement or instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

         (b) No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the time such Incentive Stock Option is granted, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the date of grant. Subject to adjustment in accordance with the provisions of Section 8 of the Plan, (i) no person may in any year be granted Options or Restricted Stock Awards with respect to more than 300,000 shares of Common Stock, and (ii) no more than an aggregate of 6,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

6. TERMS AND CONDITIONS OF STOCK OPTIONS.

         (a) The price at which Common Stock may be purchased by a Participant under an Option shall be determined by the Committee; provided, however, that, notwithstanding anything in the Plan to the contrary, unless approved by the holders of a majority of shares present and entitled to vote at a duly convened meeting of stockholders of the Company (i) the purchase price of any Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Option and (ii) the purchase price of any Option may not be reduced after the date of grant of such Option.

         (b) Each Option shall be exercisable at such time or time, during such periods, and for such numbers of shares as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant (subject to Acceleration by the Committee, in its discretion). The Option shall expire no later than three months following termination of the optionee's employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of twelve months after such termination. In any event, the Option shall expire no later than the tenth anniversary of the date of grant.

         (c) Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

         (d) Incentive Stock Options may be granted under the Plan only to employees of the Company or a Subsidiary, and the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Internal Revenue Code. Any Options that purport to be Incentive Stock Options but which are granted to persons other than employees of the Company or a Subsidiary shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified in this Section 6(d), shall to the extent of such excess be, nonqualified Options.

         (e) No fractional shares will be issued pursuant to the exercise of an Option, nor will any cash payment be made in lieu of fractional shares.

         (f) Subject to the short-swing profit restrictions of the Federal securities laws, each Option granted to any officer of the Company may provide that upon the occurrence of a Hostile Takeover, such Option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such Option cancellation and cash distribution.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

         (a) All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

                  (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire, unless the Committee determines otherwise.

                  (ii) The Committee shall provide in the agreement or instrument evidencing the grant of the Restricted Stock Awards that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

                  (iii) Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

                  (iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         (b) The restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant, provided, however, that the restrictions on Restricted Stock Awards shall not fully lapse in less than three years from the date of grant, or not less than one year from the date of grant if such restrictions also require the achievement of one or more predetermined performance objectives. In the event a holder of a Restricted Stock Award ceases to be an employee or consultant of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment or consulting relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

         (c) Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all rights of a shareholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other shareholders of the Company on any matter, unless the Committee determines otherwise.

8. ADJUSTMENT PROVISIONS.

         (a) All of the share numbers set forth in the Plan reflect the capital structure of the Company at the time of the amendment and restatement of the Plan as of July 7, 1995. Subject to Section 8(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger (including without limitation in connection with the reincorporation of the Company as a Delaware corporation), consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum numbers and kinds of shares provided in Sections 3 and 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

         (b) The Committee shall have discretion to provide for the Acceleration of one or more outstanding Options held by employees and the vesting of unvested shares held by employees as Restricted Stock Awards upon the occurrence of a Change in Control of the Company. Such Accelerated vesting may be conditioned on the subsequent termination of the affected optionee's employment. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option Term.

         (c) In the event of an Acquisition: The unvested shares of Common Stock held by employees as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company's repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options held by employees will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options held by employees that are assumed or replaced and do not otherwise Accelerate by reason of the Acquisition, and/or (ii) the subsequent termination of one or more of the Company's repurchase rights with respect to shares held by employees as Restricted Stock Awards that are assigned in connection with the Acquisition and do not otherwise terminate at that time, in the event that the employment of the respective grantees of such Options or Restricted Stock Awards should subsequently terminate following such Acquisition.

         (d) Each outstanding Option that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, shall be appropriately adjusted, immediately after such Acquisition, to apply to the number and class of securities that would have been issued to the Option holder, in consummation of such Acquisition, had such holder exercised such Option immediately prior to such Acquisition. Appropriate adjustments shall also be made to the Option price payable per share, provided, that the aggregate Option price payable for such securities shall remain the same. The class and number of securities available for issuance under the Plan following the consummation of such Acquisition shall be appropriately adjusted.

         (e) Adjustments under this Section 8 will be made by the Committee in accordance with the terms of such sections, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of such sections will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9. GENERAL PROVISIONS.

         (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of or as a consultant to the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment or consulting relationship of any Participant at any time, with or without cause.

         (b) No shares of Common Stock will be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

         (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

         (d) The Committee shall adopt rules regarding the withholding of federal, state, or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan. With respect to any nonqualified stock option, the Committee, in its discretion, may permit the Participant to satisfy, in whole or in part, any tax withholding obligation that may arise in connection with the exercise of the nonqualified stock option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

         (e) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

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                                       11

         (f) The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant; in each case, such new Options to have an exercise price per share based upon the Fair Market Value of the Common Stock as of the new grant date (i.e., the purchase price under a new Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such new Incentive Stock Option (110%, if the grantee of such new Incentive Stock Option is a greater-than-10% stockholder of the Company, as set forth in Section 5(b) above)). Subject to the provisions of
Section 6(d), such new Option shall be exercisable at such time or time, during such periods, and for such numbers of shares, and in accordance with any other terms or conditions, as are specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

         (g) The written agreements or instruments evidencing Restricted Stock Awards or Options granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Participant and at any time or from time to time, cancel all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation with respect to the Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option so canceled over the aggregate purchase price specified in the Option covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so canceled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

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                                       12

10. AMENDMENT AND TERMINATION.

         (a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if an amendment or modification would change the eligibility requirements of the Plan, extend the term of the Plan, or increase the number of shares of Common Stock subject to grant as Options or Restricted Stock Awards under the Plan.

         (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Option or Restricted Stock Award held by such Participant as it deems advisable.

         (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair, or adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.

11. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

         The Plan, as amended and restated in its present form, became effective upon its adoption by the Board on July 7, 1995, subject to subsequent approval by the Company's stockholders. Unless previously terminated, the Plan will terminate on January 4, 2003.

                       [Letterhead of LeCroy Corporation]

                                                ____________, 1995

[Name of officer]

---------------------------

---------------------------

       Re: Letter Agreement -- Treatment of Options after Hostile Takeover

Dear ____________:

         This is to confirm the agreement of LeCroy Corporation (the "Company") and you with respect to all stock options previously granted to you under the Company's Amended and Restated 1993 Stock Incentive Plan (the "Plan"). Capitalized terms used and not otherwise defined in this Letter Agreement have the respective meanings ascribed to them in the Plan.

         We hereby agree as follows: Subject to the short-swing profit restrictions of the Federal securities laws, upon the occurrence of a Hostile Takeover, [if you are then an officer of the Company,] each Option granted to you under the Plan prior to the date of this Letter Agreement, and which at the time of such Hostile Takeover has been outstanding for at least six months, will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover.

         Please confirm your agreement to the foregoing by countersigning both of the enclosed copies of this Letter Agreement and returning one of them to the undersigned. This Letter Agreement will then constitute an agreement under seal governed by the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

                                                  Very truly yours,

                                                  LECROY CORPORATION

                                                  By _________________________
                                                     Name:
                                                     Title:

ACCEPTED AND AGREED TO:

_________________________
       (signature)

                       [Letterhead of LeCroy Corporation]

                                                ____________, 1995

[Name of officer]

---------------------------

---------------------------

      Re: Letter Agreement -- Treatment of Options after Hostile Takeover

Dear ____________:

         This is to confirm the agreement of LeCroy Corporation (the "Company") and you with respect to certain options previously granted to you under the Company's Amended and Restated 1993 Stock Incentive Plan (the "Plan"), as specified in the attached Schedule 1 (the "Options"). Capitalized terms used and not otherwise defined in this Letter Agreement have the respective meanings ascribed to them in the Plan.

         We hereby agree as follows: Subject to the short-swing profit restrictions of the Federal securities laws, upon the occurrence of a Hostile Takeover, [if you are then an officer of the Company,] each of the Options that has then been outstanding for at least six months will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover.

         Please confirm your agreement to the foregoing by countersigning both of the enclosed copies of this Letter Agreement and returning one of them to the undersigned. This Letter Agreement will then constitute an agreement under seal governed by the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).

                                                  Very truly yours,

                                                  LECROY CORPORATION

                                                  By _________________________
                                                     Name:
                                                     Title:

ACCEPTED AND AGREED TO:

_________________________
       (signature)

                                                                   Exhibit 10.34

                               LECROY CORPORATION

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    AMENDMENT

                                 AUGUST 16, 2000

         This AMENDMENT (this "Amendment") TO THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OF LECROY CORPORATION (THE "1998 PLAN") is effective as of the date set forth above, pursuant to authority reserved in Article XI of the 1998 Plan and the resolutions of the Board of Directors of LeCroy Corporation (the "Company") adopted on August 14, 2000.

         NOW, THEREFORE, the 1998 Plan is hereby amended as follows:

         ss.1. AMENDMENT TO ARTICLE VII(3) OF THE 1998 PLAN. Article VII(3) of the 1998 Plan is deleted in its entirety and is replaced with the following:

                  3. Price of Options. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders of the Company, (i) the exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant and (ii) the exercise price of any option may not be reduced after the date of grant of such option

         ss.2. CONFORMED BY-LAWS. Attached hereto as Exhibit A is a conformed copy of 1998 Plan that contains the foregoing amendment.

         SS.4. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms and provisions of the 1998 Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 16th day of August, 2000.

                                              LECROY CORPORATION

                                              By:  /S/Raymond F. Kunzmann
                                                   ----------------------
                                              Name: Raymond F. Kunzmann
                                              Title: Vice President - Finance,
                                              Chief Financial Officer, Secretary
                                              and Treasurer

                                                                       EXHIBIT A

                               LECROY CORPORATION

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                   PART 1. PLAN ADMINISTRATION AND ELIGIBILITY

I. PURPOSE

     The purpose of this 1998 Non-Employee Director Stock Option Plan (the "Plan") of LeCroy Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as directors of the Company.

II. ADMINISTRATION

     The Board of Directors (the "Board") of the Company or any committee (the "Committee") of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

     The Board or the Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3.

III. PARTICIPATION IN THE PLAN

     Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates shall be eligible for grants of options under the Plan.

IV. STOCK SUBJECT TO THE PLAN

     The maximum number of shares of the Company's $.01 par value Common Stock ("Common Stock") which may be issued under the Plan shall be Five Hundred Thousand (500,000). The limitation on the number of shares which may be issued under the Plan shall be subject to adjustment as provided in Section X of the Plan.

     If any outstanding option under the Plan for any reason expires, terminated, or is cancelled without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

PART 2. TERMS OF THE PLAN

V. EFFECTIVE DATE OF THE PLAN

     The Plan shall take effect on the date of adoption by the stockholders of the Company. The Plan shall terminate on October 27, 2008, unless earlier terminated by the Board of Directors or the Committee.

VI. TIME FOR GRANTING OPTIONS AND ISSUING SHARES

     No options shall be granted after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the options granted or the shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such options and shares.

VII. TERMS AND CONDITIONS

     1. Initial Award. Beginning with the adoption of the Plan or upon his or her initial election or appointment to the Board, each Non-Employee Director will receive an option grant of 15,000 shares, to be vested ratably on a monthly basis over 36 months.

     2. Subsequent Awards. Additionally, after a director's initial grant, each director will receive an annual option grant of 5,000 shares, to be vested immediately.

     3. Price of Options. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders of the Company (i) the exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant and (ii) the exercise price of any option may not be reduced after the date of grant of such option

     4. Exercise of Options. Options may be exercised only by written notice to the Company accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

     5. Period of Option. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Options are exercisable to the extent vested only while the optionee is serving as a director of the Company or within three months after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a maximum of one year after the optionee ceases to be a director).

     6. Exercise by Representative Following Death of Director. A Non-Employee Director, by written notice to the Company, may designate one or more persons(and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided in Section VII.5. Any exercise by a representative shall be subject to the provisions of this Plan.

     7. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

PART 3. GENERAL PROVISIONS

VIII. ASSIGNMENTS

     The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section VII.

IX. LIMITATION OF RIGHTS

     No Right to Continue as a Director. Neither the Plan, nor the issuance of shares of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor or the making of a book entry with the Company's transfer agent, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

X. CHANGES IN PRESENT STOCK

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate numbers specified in Section IV) and kind of shares to be issued under the Plan, and any outstanding Stock Option, and the price of any Stock Option.

XI. AMENDMENT OF THE PLAN

     The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the approval of the Plan by the Company's stockholders, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

XII. DEFINITIONS

     "Fair Market Value" shall be the mean the last sales price for the Common Stock as reported on the NASDAQ National Market System on the date in question, or if no sales of such stock were made on that date, the last sales price of the Common Stock on the next preceding day on which sales were made.

XIII. COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     It is the Company's intent that the Plan comply in all respects with Rule16b-3. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder. The Board or the Committee may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

XIV. NOTICE

     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XV. GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

                                                                   Exhibit 10.35

                               LECROY CORPORATION

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    AMENDMENT

                                OCTOBER 25, 2000

         This AMENDMENT (this "Amendment") TO THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN OF LECROY CORPORATION (THE "1998 PLAN") is effective as of the date set forth above, pursuant to authority reserved in Article XI of the 1998 Plan and the resolutions of the Board of directors of LeCroy Corporation (the "Company") adopted on October 25, 2000.

         NOW, THEREFORE, the 1998 Plan is hereby amended as follows:

         ss.1. AMENDMENT TO ARTICLE VII(2) OF THE 1998 PLAN. Article VII(2) of the 1998 Plan is deleted in its entirety and is replaced with the following:

                  2. Subsequent Awards. Additionally, after a director's initial grant, each director will receive an annual option grant of 7,000 shares, to be vested immediately.

         ss.2. CONFORMED BY-LAWS. Attached hereto as Exhibit A is a conformed copy of 1998 Plan that contains the foregoing amendment.

         SS.4. MISCELLANEOUS. Except as expressly set forth in this Amendment, all of the terms and provisions of the 1998 Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has adopted this Amendment as of the 25th day of October, 2000.

                                        LECROY CORPORATION

                                        By: /s/Raymond F. Kunzmann
                                            ----------------------
                                            Name: Raymond F. Kunzmann
                                            Title: Vice President-Finance, Chief
                                            Financial Officer, Secretary and
                                            Treasurer

                                                                       EXHIBIT A

                               LECROY CORPORATION

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                   PART 1. PLAN ADMINISTRATION AND ELIGIBILITY

I. PURPOSE

     The purpose of this 1998 Non-Employee Director Stock Option Plan (the "Plan") of LeCroy Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company (each, a "Non-Employee Director," or collectively, the "Non-Employee Directors") whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to remain as directors of the Company.

II. ADMINISTRATION

     The Board of Directors (the "Board") of the Company or any committee (the "Committee") of the Board that will satisfy Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any regulations promulgated thereunder, as from time to time in effect, including any successor rule ("Rule 16b-3"), shall supervise and administer the Plan. The Committee shall consist solely of two or more non-employee directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be a "non-employee director" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors under Rule 16b-3. Members of the Board receive no additional compensation for their services in connection with the administration of the Plan.

     The Board or the Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board or the Committee under this Plan may be exercised by any subcommittee so authorized by the Board or the Committee and satisfying the requirements of Rule 16b-3.

III. PARTICIPATION IN THE PLAN

     Each member of the Board who is not an employee of the Company or any of its subsidiaries or affiliates shall be eligible for grants of options under the Plan.

IV. STOCK SUBJECT TO THE PLAN

     The maximum number of shares of the Company's $.01 par value Common Stock ("Common Stock") which may be issued under the Plan shall be Five Hundred Thousand (500,000). The limitation on the number of shares which may be issued under the Plan shall be subject to adjustment as provided in Section X of the Plan.

     If any outstanding option under the Plan for any reason expires, terminated, or is cancelled without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

PART 2. TERMS OF THE PLAN

V. EFFECTIVE DATE OF THE PLAN

     The Plan shall take effect on the date of adoption by the stockholders of the Company. The Plan shall terminate on October 27, 2008, unless earlier terminated by the Board of Directors or the Committee.

VI. TIME FOR GRANTING OPTIONS AND ISSUING SHARES

     No options shall be granted after the date on which this Plan terminates. The applicable terms of this Plan, and any terms and conditions applicable to the options granted or the shares issued prior to such date, shall survive the termination of the Plan and continue to apply to such options and shares.

VII. TERMS AND CONDITIONS

     1. Initial Award. Beginning with the adoption of the Plan or upon his or her initial election or appointment to the Board, each Non-Employee Director will receive an option grant of 15,000 shares, to be vested ratably on a monthly basis over 36 months.

     2. Subsequent Awards. Additionally, after a director's initial grant, each director will receive an annual option grant of 7,000 shares, to be vested immediately.

     3. Price of Options. Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders of the Company (i) the exercise price of the option will be the Fair Market Value of the Common Stock on the date of grant and (ii) the exercise price of any option may not be reduced after the date of grant of such option

     4. Exercise of Options. Options may be exercised only by written notice to the Company accompanied by payment in cash of the full consideration for the shares as to which they are exercised.

     5. Period of Option. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Options are exercisable to the extent vested only while the optionee is serving as a director of the Company or within three months after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable for a maximum of one year after the optionee ceases to be a director).

     6. Exercise by Representative Following Death of Director. A Non-Employee Director, by written notice to the Company, may designate one or more persons(and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided in Section VII.5. Any exercise by a representative shall be subject to the provisions of this Plan.

     7. Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

PART 3. GENERAL PROVISIONS

VIII. ASSIGNMENTS

     The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Section VII.

IX. LIMITATION OF RIGHTS

     No Right to Continue as a Director. Neither the Plan, nor the issuance of shares of Common Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor or the making of a book entry with the Company's transfer agent, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

X. CHANGES IN PRESENT STOCK

     In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, at the time of such event the Board or the Committee shall make appropriate adjustments to the number (including the aggregate numbers specified in Section IV) and kind of shares to be issued under the Plan, and any outstanding Stock Option, and the price of any Stock Option.

XI. AMENDMENT OF THE PLAN

     The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided, that following the approval of the Plan by the Company's stockholders, the Company will seek stockholder approval for any change to the extent required by applicable law, regulation or rule.

XII. DEFINITIONS

     "Fair Market Value" shall be the mean the last sales price for the Common Stock as reported on the NASDAQ National Market System on the date in question, or if no sales of such stock were made on that date, the last sales price of the Common Stock on the next preceding day on which sales were made.

XIII. COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     It is the Company's intent that the Plan comply in all respects with Rule16b-3. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder. The Board or the Committee may, in its sole discretion, modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

XIV. NOTICE

     Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XV. GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

                                                                   Exhibit 10.36

                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 11, 2000

                                      AMONG

                               LECROY CORPORATION,
                                   AS BORROWER

                            THE LENDERS PARTY HERETO

                                       AND

                              THE BANK OF NEW YORK,
                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

ARTICLE 1              DEFINITIONS................................................................................1
      Section 1.01     Defined Terms..............................................................................1
      Section 1.02     Classification of Loans and Borrowings....................................................13
      Section 1.03     Section 1.03 Terms Generally..............................................................14
      Section 1.04     Section 1.04 Accounting Terms; GAAP.......................................................14

ARTICLE 2              THE CREDITS...............................................................................14
      Section 2.01     Commitments...............................................................................14
      Section 2.02     Loans and Borrowing.......................................................................15
      Section 2.03     Section 2.03 Requests for Borrowings......................................................15
      Section 2.04     Funding of Borrowings.....................................................................16
      Section 2.05     Termination and Reduction of Revolving Commitments........................................16
      Section 2.06     Repayment of Loans; Evidence of Debt......................................................17
      Section 2.07     Prepayment of Loans.......................................................................17
      Section 2.08     Payments Generally; Pro Rata Treatment; Sharing of Setoffs................................18

ARTICLE 3              INTEREST, FEES, YIELD PROTECTION, ETC.....................................................20
      Section 3.01     Interest..................................................................................20
      Section 3.02     Interest Elections........................................................................20
      Section 3.03     Fees......................................................................................21
      Section 3.04     Alternate Rate of Interest................................................................22
      Section 3.05     Increased Costs; Illegality...............................................................22
      Section 3.06     Break Funding Payment.....................................................................24
      Section 3.07     Taxes.....................................................................................25
      Section 3.08     Mitigation Obligations....................................................................25

ARTICLE 4              REPRESENTATIONS AND WARRANTIES............................................................26
      Section 4.01     Organization; Powers......................................................................26
      Section 4.02     Authorization; Enforceability.............................................................26
      Section 4.03     Governmental Approvals; No Conflicts......................................................26
      Section 4.04     Financial Condition; No Material Adverse Change...........................................27
      Section 4.05     Properties................................................................................27
      Section 4.06     Litigation and Environmental Matters......................................................27
      Section 4.07     Compliance with Laws and Agreements.......................................................28
      Section 4.08     Investment and Holding Company Status.....................................................28
      Section 4.09     Taxes.....................................................................................28
      Section 4.10     ERISA.....................................................................................28
      Section 4.11     Disclosure................................................................................28
      Section 4.12     Subsidiaries..............................................................................29
      Section 4.13     Insurance.................................................................................29
      Section 4.14     Labor Matters.............................................................................29
      Section 4.15     Solvency..................................................................................29
      Section 4.16     Security Documents........................................................................29
      Section 4.17     Federal Reserve Regulations...............................................................30

ARTICLE 5              CONDITIONS................................................................................30
      Section 5.01     Effective Date............................................................................30
      Section 5.02     Each Credit Event.........................................................................34

ARTICLE 6              AFFIRMATIVE COVENANTS.....................................................................34
      Section 6.01     Financial Statements and Other Information................................................34
      Section 6.02     Notices of Material Events................................................................36
      Section 6.03     Existence; Conduct of Business............................................................36
      Section 6.04     Payment of Obligations....................................................................36
      Section 6.05     Maintenance of Properties.................................................................37
      Section 6.06     Books and Records; Inspection Rights; Collateral Audits...................................37
      Section 6.07     Compliance with Laws......................................................................37
      Section 6.08     Use of Proceeds...........................................................................37
      Section 6.09     Information Regarding Collateral..........................................................37
      Section 6.10     Insurance.................................................................................38
      Section 6.11     Casualty and Condemnation.................................................................38
      Section 6.12     Additional Subsidiaries...................................................................39
      Section 6.13     Further Assurances........................................................................39
      Section 6.14     Environmental Compliance..................................................................39

ARTICLE 7              NEGATIVE COVENANTS........................................................................40
      Section 7.01     Indebtedness..............................................................................40
      Section 7.02     Liens.....................................................................................41
      Section 7.03     Fundamental Change........................................................................41
      Section 7.04     Investments, Loans, Advances, Guarantees and Acquisitions.................................42
      Section 7.05     Asset Sales...............................................................................43
      Section 7.06     Sale and Lease-Back Transactions..........................................................44
      Section 7.07     Hedging Agreements........................................................................44
      Section 7.08     Restricted Payments.......................................................................44
      Section 7.09     Transactions with Affiliates..............................................................45
      Section 7.10     Restrictive Agreements....................................................................45
      Section 7.11     Amendment of Material Documents...........................................................45
      Section 7.12     Interest Coverage Ratio...................................................................45
      Section 7.13     Reserved..................................................................................46
      Section 7.14     Minimum Total Net Worth...................................................................46
      Section 7.15     Leverage Ratio............................................................................46
      Section 7.16     Capital Expenditures......................................................................46

ARTICLE 8              EVENTS OF DEFAULT.........................................................................47

ARTICLE 9              THE ADMINISTRATIVE AGENT..................................................................49

ARTICLE 10             MISCELLANEOUS.............................................................................51
      Section 10.01    Notices...................................................................................51
      Section 10.02    Waivers; Amendments.......................................................................52
      Section 10.03    Expenses; Indemnity; Damage Waiver........................................................53
      Section 10.04    Successors and Assigns....................................................................54
      Section 10.05    Survival..................................................................................56
      Section 10.06    Counterparts; Integration; Effectiveness..................................................56
      Section 10.07    Severability..............................................................................57
      Section 10.08    Right of Setoff...........................................................................57
      Section 10.09    Governing Law; Jurisdiction; Consent to Service of Process................................57
      Section 10.10    WAIVER OF JURY TRIAL......................................................................58
      Section 10.11    Headings..................................................................................58
      Section 10.12    Interest Rate Limitation..................................................................58
      Section 10.13    Treatment of Certain Information..........................................................59

                                       ii

SCHEDULES:

Schedule 2.01                       Commitments
Schedule 4.06                       Disclosure Matters
Schedule 4.12                       Subsidiaries
Schedule 4.13                       Insurance
Schedule 7.01                       Existing Indebtedness
Schedule 7.04                       Existing Investments
Schedule 7.10                       Exiting Restrictions


EXHIBITS:

Exhibit A                           Form of Assignment and Acceptance
Exhibit B                           Form of Guarantee Agreement
Exhibit C                           Form of Revolving Note
Exhibit D                           Form of Security Agreement
Exhibit E                           Form of Opinion of Borrower's Counsel
Exhibit F                           Form of Solvency Certificate

         CREDIT AGREEMENT, dated as of October 11, 2000, among LECROY CORPORATION, the LENDERS party hereto and THE BANK OF NEW YORK, as Administrative Agent.

         The parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.01 Defined Terms

                  As used in this Agreement, the following terms have the meanings specified below:

                  "ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum, (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means BNY, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Applicable Margin" means, at all times during the applicable periods set forth below: (a) with respect to ABR Revolving Borrowings, the percentage set forth below under the heading "ABR Margin" and adjacent to such period, (b) with respect to Eurodollar Revolving Borrowings, the percentage set forth below under the heading "Eurodollar Margin" and adjacent to such period and (c) with respect to the commitment fee payable under Section 3.03(b), the percentage set forth below under the heading "Fee Margin" and adjacent to such period:

------------------------------------- ------------------ ----------------- ---------------- ----------------
 WHEN THE LEVERAGE RATIO IS GREATER     AND LESS THAN           ABR           EURODOLLAR       FEE MARGIN
          THAN OR EQUAL TO                                    MARGIN            MARGIN
------------------------------------- ------------------ ----------------- ---------------- ----------------
             2.00:1.00                                        1.25%             2.50%           0.500%
------------------------------------- ------------------ ----------------- ---------------- ----------------
             1.50:1.00                    2.00:1.00           1.00%             2.25%           0.500%
------------------------------------- ------------------ ----------------- ---------------- ----------------
             1.00:1.00                    1.50:1.00           0.75%             2.00%           0.375%
------------------------------------- ------------------ ----------------- ---------------- ----------------
             0.50:1.00                    1.00:1.00           0.50%             1.75%           0.375%
------------------------------------- ------------------ ----------------- ---------------- ----------------
                                          0.50:1.00           0.25%             1.50%           0.375%
------------------------------------- ------------------ ----------------- ---------------- ----------------

                  Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the certificate most recently delivered under Section 6.01(c) and shall become effective on the fifth day following receipt by the Administrative Agent of such certificate (or if such fifth day is not a Business Day, on the immediately preceding Business Day). Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Administrative Agent such a certificate on or prior to any date required hereby, the Leverage Ratio shall be deemed to be 2.00:1.00 from and including such date to the date of delivery to the Administrative Agent of such certificate.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "BNY" means The Bank of New York and its successors.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means LeCroy Corporation, a Delaware corporation.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Borrowing" means Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" of any Person means expenditures (whether paid in cash or other consideration or accrued as a liability) for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance) made by such Person.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power or economic interests represented by the issued and outstanding equity securities of the Borrower on a fully diluted basis.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Credit Party (or, for purposes of Section 3.05(b), by any lending office of such Credit Party or by such Credit Party's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Consolidated EBITDA" means, for any period, net income of the Borrower and the Subsidiaries excluding the Vigilant Network Segment, determined on a consolidated basis in accordance with GAAP for such period plus (i) the sum of, without duplication, each of the following of the Borrower and the Subsidiaries (excluding the Vigilant Network Segment) on a consolidated basis in accordance with GAAP, each to the extent utilized in determining net income for such period (a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and other non-cash charges (whether or not such non-cash charges are recurring), (d) extraordinary losses from sales, exchanges and other dispositions of property not in the ordinary course of business, and
(e) foreign exchange losses, minus (ii) the sum of, without duplication, each of the following with respect to the Borrower and the Subsidiaries (excluding the Vigilant Network Segment) on a consolidated basis in accordance with GAAP, to the extent utilized in determining such net income for such period: (a) extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business, (b) other non-recurring items, and (c) foreign exchange gains.

                  "Consolidated Interest Expense" means, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Parties" means the Administrative Agent and the Lenders.

                  "Default" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America or any State thereof.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article 8.

                  "Excluded Taxes" means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Credit Party, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Loan Party is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 3.07(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding tax pursuant to Section 3.07(a).

                  "Federal Funds Rate" means, for any day, the rate per annum, (rounded, if necessary, to the next greater 1/100 of 1%) equal to the rate per annum at which the Administrative Agent is offered overnight Federal funds by a Federal funds broker selected by the Administrative Agent at or about 2:00 p.m., New York City time, on such day, provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate at which the Administrative Agent is offered overnight Federal funds by such Federal funds broker at or about 2:00 p.m., New York City time, on the next preceding Business Day.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Loan Party is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranteed" has a meaning correlative thereto.

                  "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit B, among the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Secured Parties.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnitee" has the meaning assigned to such term in Section 10.03(b).

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 3.02.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Leverage Ratio" means, as of any date, the ratio of (i) Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such date to (ii) Consolidated EBITDA for the four fiscal quarters ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarters.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the per annum rate determined by the Administrative Agent as follows: (a) the Administrative Agent shall obtain the rate for deposits in Dollars for a period comparable to such Interest Period which appears on the Telerate Page 3750 (or any replacement page, if such page is replaced in the Telerate Service or such other service or services as may be designated by the British Bankers Association for the purpose of displaying the London Interbank Offered Rate for Dollar deposits as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period), and (b) if the Administrative Agent is not able to obtain quotations for the determination of the LIBO Rate pursuant to the foregoing clause (a), the LIBO Rate shall be the per annum rate of interest quoted by the Administrative Agent at which Dollar deposits are offered by the Administrative Agent to prime banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, which deposits are for a period equal to such Interest Period and in an amount substantially equal to such Eurodollar Borrowing.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Notes, the Guarantee Agreement and the Security Documents.

                  "Loan Parties" means the Borrower and the Subsidiary
Guarantors.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Margin Stock" has the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to any Credit Party under any Loan Document.

                  "Material Foreign Subsidiary" means each direct or indirect Foreign Subsidiary as to which any of the following tests are or have at any time been met: (i) the Borrower's and the other Subsidiaries' investments in and advances to such Foreign Subsidiary is greater than or equal to 10% of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal year of the Borrower, (ii) such Foreign Subsidiary's proportionate share of the total assets (after intercompany eliminations) of the Borrower and its Subsidiaries on a consolidated basis is greater than or equal to 10% of the total assets of the Borrower and the Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal year of the Borrower, or (iii) the income from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Foreign Subsidiary is greater than or equal to 10% of such income of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal year of the Borrower.

                  "Material Indebtedness" means Indebtedness (other than Indebtedness under the Loan Documents) or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary, as applicable, would be required to pay if such Hedging Agreement were terminated at such time.

                  "Monitoring" has the meaning assigned to such term in Section 6.15.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Notes" means, with respect to each Lender, a promissory note evidencing such Lender's Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

                  "Participant" has the meaning assigned to such term in Section 10.04(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Administrative Agent.

                  "Permitted Encumbrances" means:

                      (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

                      (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

                      (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                      (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                      (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 8; and

                      (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary.

                  "Permitted Investments" means:

                      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent that such obligations are backed by the full faith and credit of the United States of America), in each case measuring within one year from the date of acquisition thereof,

                      (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or any successor thereto, or from Moody's Investors Service, Inc. or any successor thereto;

                      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                      (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by BNY as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by BNY in connection with extensions of credit to borrowers.

                  "Register" has the meaning assigned to such term in Section 10.04(c).

                  "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time.

                  "Restricted Payment" means, as to any Person, any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any shares of any class of equity securities of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or any option, warrant or other right to acquire any such shares.

                  "Revolving Commitment" means the commitment of each Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be reduced from time to time pursuant to Section 2.05 or pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Commitments is $15,000,000.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans at such time.

                  "Revolving Loan" means a Loan referred to in Section 2.01(a) and made pursuant to Section 2.03.

                  "Revolving Maturity Date" means September 30, 2003.

                  "Secured Parties" means the "Secured Parties" as defined in the Security Agreement.

                  "Security Agreement" means the Security Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Administrative Agent, for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement and each other security agreement, instrument or other document executed or delivered pursuant to Section 6.12 or 6.13 to secure any of the Obligations.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Guarantor" means Preamble Instruments, Inc., a Delaware corporation, and any other Domestic Subsidiary that executes and delivers the Security Documents and the Guarantee Agreement, in each case in accordance with Sections 5.01(j), 5.01(k), 6.12 and 6.13.

                  "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Total Consolidated Debt" means as at any date, with respect to the Borrower and the Subsidiaries on a consolidated basis, all Indebtedness of the Borrower and the Subsidiaries for borrowed money as at such date.

                  "Total Net Worth" means, as of any date, all amounts which would, in conformity with GAAP, be included under "shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower and the Subsidiaries as at such date, plus, if and to the extent not otherwise included under "shareholders' equity" (or any other such like caption), all preferred stock of the Borrower outstanding as at such date.

                  "Transactions" means (a) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (b) the borrowing of the Loans and the (c) the use of the proceeds of the Loans.

                  "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Vigilant Network Segment" means together, Digitech Industries, Inc., and Vigilant Networks, Inc., each a Delaware corporation.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings

                  For purposes of this Agreement, Loans may be classified and referred to by class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by class and Type (e.g., a "Eurodollar Revolving Borrowing").

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Section 1.03 Section 1.03 Terms Generally

                  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference to an applicable Lender shall mean Lenders having a Revolving Commitment.

Section 1.04 Section 1.04 Accounting Terms; GAAP

                  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Unless the context otherwise requires, any reference to a fiscal period shall refer to the relevant fiscal period of the Borrower.

ARTICLE 2 THE CREDITS

Section 2.01 Commitments

                  Subject to the terms and conditions set forth herein, each Lender having a Revolving Commitment agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

Section 2.02 Loans and Borrowing

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Revolving Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Each Borrowing shall be comprised entirely of (i) Revolving Loans, and (ii) ABR Loans or, subject to Section 3.04, Eurodollar Loans, as applicable, in each case as the Borrower may request in accordance herewith. Each applicable Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if (i) the Interest Period requested with respect thereto would end after the Revolving Maturity Date, or (ii) a Default or an Event of Default then exists.

Section 2.03 Section 2.03 Requests for Borrowings

                  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable, shall be delivered by hand or telecopy to the Administrative Agent in a form approved by the Administrative Agent and shall be signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with
Section 2.02:

                      (i) the aggregate amount of the requested Borrowing;

                      (ii) the date of such Borrowing, which shall be a Business Day;

                      (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                      (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                      (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

Section 2.04 Funding of Borrowings

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to Section 5.02, the Administrative Agent will make such Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate that would be otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

Section 2.05 Termination and Reduction of Revolving Commitments

                  (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments, provided that (i) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.07, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments, and (ii) each such reduction shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Revolving Commitments hereunder shall be permanent. Each reduction of the Revolving Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

Section 2.06 Repayment of Loans; Evidence of Debt

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall, to the extent not inconsistent with any entries made in any Note, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) The Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the order of the payee named therein and its registered assigns.

Section 2.07 Prepayment of Loans

                  (a) Subject to the requirements of this Agreement (i) the Borrower shall have the right at any time and from time to time to prepay any Revolving Loans, in whole or in part, and (ii) any voluntary prepayments made by the Borrower shall, prior to the occurrence of a Default, be applied to any Type of Loan, as selected by the Borrower.

                  (b) In the event of any partial reduction or termination of the Revolving Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the applicable Lenders of the sum of the Revolving Credit Exposures after giving effect thereto and (ii) if such sum would exceed the total Revolving Commitments after giving effect to such reduction or termination, then the Borrower shall, within five (5) days of such day (but in no event later than the Revolving Maturity Date), prepay the Revolving Loans in an amount equal to such excess.

                  (c) The Borrower shall notify the Administrative Agent in writing (by hand or by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable, shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, and shall be delivered by hand or telecopy to the Administrative Agent in a form approved by the Administrative Agent. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under Sections 2.05(c) and 2.07(a) shall, when added to the amount of each concurrent reduction of the Revolving Commitments and prepayment of Borrowings under such Sections, be in an integral multiple of $100,000 and not less than $500,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.01.

Section 2.08 Payments Generally; Pro Rata Treatment; Sharing of Setoffs

                  (a) Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest or fees, or of amounts payable under Section 3.05, 3.06, 3.07 or 10.03, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at One Wall Street, New York, New York, or such other office as to which the Administrative Agent may notify the other parties hereto, except that payments pursuant to Sections 3.05, 3.06, 3.07 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal of Loans, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other applicable Lender, then the applicable Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from a Loan Party prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Credit Parties hereunder that such Loan Party will not make such payment, the Administrative Agent may assume that such Loan Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Credit Parties the amount due. In such event, if such Loan Party has not in fact made such payment, then each such Credit Party severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Credit Party with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Credit Party shall fail to make any payment required to be made by it pursuant to Section 2.04(b), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Credit Party to satisfy such Credit Party's obligations under such Sections until all such unsatisfied obligations are fully paid.

ARTICLE 3 INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.01 Interest

                  (a) ABR Revolving Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) Eurodollar Revolving Borrowings shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, all principal of and interest on each Loan and each fee and other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the Alternate Base Rate plus the Applicable Margin.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Revolving Loan Maturity Date, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, and (ii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly demonstrable error.

Section 3.02 Interest Elections

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable, shall be delivered by hand or telecopy to the Administrative Agent in a form approved by the Administrative Agent and shall be signed by the Borrower.

                  (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

                      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses
(iii) and (iv) of this paragraph shall be specified for each resulting
Borrowing);

                      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 3.03 Fees

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, simultaneously with the execution and delivery of this Agreement, a non-refundable facility fee in the aggregate amount of $150,000 representing one percent (1.00%) of the Revolving Commitments as originally in effect.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Revolving Commitment, a commitment fee, which shall accrue at a rate per annum equal to the Applicable Margin on the daily amount of the unused Revolving Commitment during the period from and including the date on which this Agreement shall have become effective in accordance with Section 10.06 to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Revolving Commitments are permanently reduced and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party.

                  (d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment and facility fees, to the Lenders. Fees and other amounts paid shall not be refundable under any circumstances.

Section 3.04 Alternate Rate of Interest

                  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBOR Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by any applicable Lender that the Adjusted LIBO Rate or the LIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lender of making or maintaining its Loan included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.05 Increased Costs; Illegality

                  (a) If any Change in Law shall:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (except any such reserve requirement reflected in the Adjusted LIBO Rate);

                      (ii) impose on any Credit Party or the London interbank market any other condition affecting this Agreement, any Eurodollar Loans made by such Credit Party or any participation therein, and the result of any of the foregoing shall be to increase the cost to such Credit Party of making or maintaining any Eurodollar Loan hereunder or to increase the cost to such Credit Party or to reduce the amount of any sum received or receivable by such Credit Party hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such additional costs incurred or reduction suffered. Failure to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation.

                  (b) If any Credit Party determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, as a consequence of this Agreement or the Loans made by such Credit Party to a level below that which such Credit Party or such Credit Party's holding company could have achieved but for such Change in Law (taking into consideration such Credit Party's policies and the policies of such Credit Party's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Credit Party such additional amount or amounts as will compensate such Credit Party or such Credit Party's holding company for any such reduction suffered.

                  (c) A certificate of a Credit Party setting forth the amount or amounts necessary to compensate such Credit Party or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Credit Party the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Credit Party to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party's right to demand such compensation; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Credit Party notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Credit Party's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Notwithstanding any other provision of this Agreement, if, after the date of this Agreement, any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                      (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

                      (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 3.06 Break Funding Payment

                  In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07(d) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 3.07 Taxes

                  (a) Any and all payments by or on account of any obligation of any Loan Party hereunder and under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that, if such Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Loan Party shall indemnify each Credit Party, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment by or on account of any obligation of such Loan Party under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of a Credit Party, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the relevant Loan Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under the Loan Documents shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

Section 3.08 Mitigation Obligations

                  If any Lender requests compensation under Section 3.05, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.07, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
3.05 or 3.07, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Credit Parties that:

Section 4.01 Organization; Powers

                  Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 4.02 Authorization; Enforceability

                  The Transactions are within the corporate, partnership or other analogous powers of each of the Borrower and the Subsidiaries to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership or other analogous and, if required, equityholder action. Each Loan Document has been duly executed and delivered by each of the Borrower and the Subsidiaries to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

Section 4.03 Governmental Approvals; No Conflicts

                  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries (other than Liens permitted by Section 7.02).

Section 4.04 Financial Condition; No Material Adverse Change

                  (a) The Borrower has heretofore furnished to the Credit Parties its consolidated and consolidating balance sheets and statements of income, stockholders equity and cash flows of the Borrower and the Subsidiaries as of and for the fiscal years ended June 30, 1998, June 30, 1999 and June 30, 2000, reported on by Ernst & Young, independent public accountants. The consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and consolidated Subsidiaries as of such dates and for the indicated periods in accordance with GAAP and are consistent with the books and records of the Borrower (which books and records are correct and complete).

                  (b) Since June 30, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.

Section 4.05 Properties

                  (a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Borrower and the Subsidiaries owns, or is entitled to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.06 Litigation and Environmental Matters

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) have failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) have become subject to any Environmental Liability, (iii) have received notice of any claim with respect to any Environmental Liability or (iv) know of any basis for any Environmental Liability.

Section 4.07 Compliance with Laws and Agreements

                  Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 4.08 Investment and Holding Company Status

                  Neither the Borrower nor any of the Subsidiaries are (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

Section 4.09 Taxes

                  Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 4.10 ERISA

                  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 4.11 Disclosure

                  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 4.12 Subsidiaries

                  Schedule 4.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Guarantor, in each case as of the Effective Date.

Section 4.13 Insurance

                  Schedule 4.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

Section 4.14 Labor Matters

                  As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually and in the aggregate, would not be reasonably likely to result in a Material Adverse Effect. All material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 4.15 Solvency

                  Immediately following the making of each Loan made on the date thereof and after giving effect to the application of the proceeds of such Loan
(a) the fair value of the assets of the Borrower and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the Borrower and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the Borrower and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.

Section 4.16 Security Documents

                  (a) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when (i) the pledged property constituting such Collateral is delivered to the Administrative Agent, (ii) the financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (iii) all other applicable filings under the Uniform Commercial Code or otherwise that are required under the Loan Documents are made, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02.

                  (b) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiary Guarantors in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Borrower and the Subsidiary Guarantors after the date hereof).

Section 4.17 Federal Reserve Regulations

                  (a) Neither the Borrower nor any of the Subsidiaries are engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.

ARTICLE 5 CONDITIONS

Section 5.01 Effective Date

                  The Revolving Commitments and the obligations of the Lenders to make Loans shall not become effective until the date, which may not be later than October 31, 2000, on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received the Notes for each Lender signed on behalf of the Borrower.

                  (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Credit Parties and dated the Effective Date) from on behalf of the Loan Parties, substantially in the form of Exhibit E, and covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (d) The Administrative Agent shall have received a certificate, dated the date of the initial Loans of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary:

                      (i) attaching resolutions of its Board of Directors, and, if necessary, its shareholders then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes, Guarantee Agreement, the Security Documents, the other Loan Documents, and the related transactions contemplated in connection herewith and therewith,

                      (ii) attaching the by-laws of the Borrower and each Subsidiary,

                      (iii) certifying that no amendment or modification of the Borrower's or any Subsidiary's Certificate of Incorporation has occurred since the date of the certification thereof by the Secretary of State required by clause (e) below; and

                      (iv) certifying as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes, the Guarantee Agreement, the Security Documents and each other Loan Document, upon which certificate the Administrative Agent may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower and each Subsidiary canceling or amending such prior certificate.

                  (e) The Administrative Agent shall have received a copy of the Borrower's and each Subsidiary's Certificate of Incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation.

                  (f) The Administrative Agent shall have received a so-called "good standing" certificate with respect to the Borrower and each Subsidiary as of a recent date issued by the Secretary of State of the state of its incorporation.

                  (g) The Administrative Agent shall have received certificates as of a recent date and issued by the appropriate Governmental Authority as to the qualification of the Borrower to do business (and good standing, where available) as a foreign corporation in each of the States in which Borrower is qualified as a foreign corporation.

                  (h) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.

                  (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (j) The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower, and each Subsidiary Guarantor party thereto, together with the following:

                      (i) stock certificates representing 100% of the shares of capital stock of all Domestic Subsidiaries and 65% of the shares of capital stock of all Material Foreign Subsidiaries, in each case, owned by or on behalf of any Loan Party as of the Effective Date;

                      (ii) any promissory notes and other instruments evidencing all loans, advances and other debt owed or owing to any Loan Party as of the Effective Date;

                      (iii) stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates, promissory notes and other instruments;

                      (iv) all instruments and other documents, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                      (v) a completed Perfection Certificate, dated the Effective Date and signed by the President or a Vice President of the Borrower or a Financial Officer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 7.02 or have been released.

                  (k) The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of each Subsidiary Guarantor that exists on the Effective Date.

                  (l) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 6.10 is in effect.

                  (m) The performance by each Loan Party of its obligations under each Loan Document shall not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of any Loan Party or any other Subsidiary, and the Administrative Agent shall have received one or more officer's certificates to such effect, satisfactory to the Administrative Agent.

                  (n) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject, and with the plans of the Borrower with respect thereto.

                  (o) The Lenders shall be reasonably satisfied (i) that there shall be no litigation or administrative proceeding, or regulatory development, that would reasonably be expected to have a Material Adverse Effect, and (ii) with the current status of, and the terms of any settlement or other resolution of, any litigation or other proceedings brought against the Borrower or any Subsidiary by or on behalf of its subscribers or by any Governmental Authority relating to its business.

                  (p) After giving effect to the Transactions, none of the Borrower or any of the Subsidiaries shall have outstanding any shares of preferred equity securities or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents and (ii) Indebtedness set forth on Schedule 7.01.

                  (q) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements among, the Borrower and the Subsidiaries, and with the plans of the Borrower with respect thereto.

                  (r) Since June 30, 2000, there shall have occurred no material adverse change or material adverse condition in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including contingent liabilities), prospects or material agreements of the Borrower and the Subsidiaries, taken as a whole.

                  (s) The Administrative Agent shall have received the financial statements referred to in Section 4.04(a) and there shall exist no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but not reflected in such financial statements or the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 2000.

                  (t) The Administrative Agent shall have received a Solvency Certificate from the Chief Financial Officer of the Borrower in the form annexed hereto as Exhibit F (with the designated exhibits attached).

                  (u) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, setting forth reasonably detailed calculations demonstrating compliance with Sections 7.12, 7.14, 7.15 and 7.16 on a pro forma basis immediately after giving effect to the initial Revolving Loans.

                  (v) The Administrative Agent shall have completed its "due diligence" review of the Borrower and its Subsidiaries including, without limitation, (i) a field audit of the Accounts and other Collateral covered by the Security Documents and the results of such review and audit shall be satisfactory to the Administrative Agent, (ii) a pro forma consolidated and consolidating balance sheet of the Borrower and its subsidiaries as of the Effective Date after giving effect to the Transactions, (iv) projections covering the period in which the Loans will be outstanding, and (v) any information the Administrative Agent may require regarding the assets of the Borrower and its Subsidiaries. The Administrative Agent hereby confirms that the conditions contained in this Section 5.01(v) have been fulfilled to its satisfaction.

Section 5.02 Each Credit Event

                  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in each Loan Document shall be true and correct on and as of the date of such Borrowing in all material respects except for changes occurring in the ordinary course of business and otherwise permitted by this Agreement.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE 6 AFFIRMATIVE COVENANTS

         Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Financial Statements and Other Information

                  The Borrower will furnish to the Administrative Agent and each
Lender:

                  (a) within 90 days after the end of each fiscal year, its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 90 days after the end of each fiscal year, (i) its consolidating balance sheets and related statements of income and stockholders' equity as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year and (ii) unaudited financial information for each of the Borrower's business lines, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a schedule of other audited financial information consisting of consolidating or combining details in columnar form with the Subsidiaries separately identified, in accordance with GAAP consistently applied;

                  (c) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) its consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) unaudited financial information for each of the Borrower's business lines, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (d) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) its consolidating balance sheet and related statements of income and stockholders' equity as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (ii) unaudited financial information for each of the Borrower's business lines, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a schedule of other audited financial information consisting of consolidating or combining details in columnar form with the Subsidiaries separately identified, in accordance with GAAP consistently applied;

                  (e) concurrently with any delivery of financial statements under clause (a), (b), (c) and (d) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth (A) reasonably detailed calculations demonstrating compliance with Sections 7.12, 7.14, 7.15, and 7.16 and (B) the Subsidiary Guarantors as of the date of such certificate, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

                  (f) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines), together with copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any committee thereof) from such accounting firm.

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Section 6.02 Notices of Material Events

                  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $250,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  (e) Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.03 Existence; Conduct of Business

                  The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

Section 6.04 Payment of Obligations

                  The Borrower will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.05 Maintenance of Properties

                  The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 6.06 Books and Records; Inspection Rights; Collateral Audits

                  The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, and to conduct audits of the Collateral (all at the Borrower's expense, which shall be reasonable and customary for such inspections and audits) all at such reasonable times and as often as reasonably requested (and with respect to audits of the Collateral, so long as no Event of Default exists, not more frequently than once every year).

Section 6.07 Compliance with Laws

                  The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 6.08 Use of Proceeds

                  The proceeds of the Loans will be used only (a) to refinance certain existing Indebtedness and (b) for general corporate purposes not inconsistent with the terms hereof. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

Section 6.09 Information Regarding Collateral

                  (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name of any Loan Party or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) the location of the chief executive office of any Loan Party, its principal place of business, any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf or any office or facility at which Collateral owned or held by it or on its behalf with an aggregate book value in excess of $50,000 is located (including the establishment of any such new office or facility), (iii) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading or (iv) the Federal Taxpayer Identification Number of any Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clauses (a) and
(b) of Section 6.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer (i) setting forth the information required pursuant to Sections 1, 2 and 8 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section, and (ii) certifying that the Loan Parties are in compliance with all of the terms of the Security Agreement.

Section 6.10 Insurance

                  The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, (a) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (b) such other insurance as is required pursuant to the terms of any Security Document.

Section 6.11 Casualty and Condemnation

                  (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section
6.11 results in insurance proceeds, condemnation awards or other similar proceeds, the Administrative Agent is authorized to collect such proceeds and, if received by the Borrower or any Subsidiary, such proceeds shall be paid over to the Administrative Agent, provided that (i) to the extent that the Borrower or any of the Subsidiaries intends to use any such proceeds to repair, restore, reinvest or replace assets of the Borrower or any of the Subsidiaries, the Administrative Agent shall, subject to the provisions of the Security Agreement, deliver such proceeds to the Borrower, (ii) otherwise, the Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, apply such proceeds to prepay the Loans and (iii) all proceeds of business interruption insurance shall be paid over to the Borrower unless a Default has occurred and is continuing.

                  (c) If such proceeds retained by or paid over to the Administrative Agent as provided in paragraphs (a) and (b) of this Section continue to be held by the Administrative Agent on the date that is 180 days after the receipt of such proceeds, then such proceeds shall be applied to prepay Borrowings.

Section 6.12 Additional Subsidiaries

                  If any Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders in writing thereof within ten Business Days after the date on which such Subsidiary is formed or acquired and (a) the Borrower will cause such Domestic Subsidiary to (i) execute and deliver the Guarantee Agreement (or otherwise become a party thereto in the manner provided therein) and become a party to each applicable Security Document in the manner provided therein, in each case within ten Business Days after the date on which such Subsidiary is formed or acquired, and
(ii) promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any equity securities issued by any such Subsidiary are owned or held by or on behalf of the Borrower or any Subsidiary Guarantor or any loans, advances or other debt is owed or owing by any such Subsidiary to the Borrower or any Subsidiary Guarantor, the Borrower will cause all of such equity securities of any Domestic Subsidiary (and 65% of such equity securities of any Material Foreign Subsidiary) and all promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to the Security Agreement within five Business Days after the date on which such Subsidiary is formed or acquired.

Section 6.13 Further Assurances

                  (a) The Borrower will, and will cause each Subsidiary Guarantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower and the Subsidiary Guarantors.

                  (b) If any material assets are acquired by the Borrower or any Subsidiary Guarantor after the Effective Date (other than real property or leasehold interests in real property and other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Borrower and the Subsidiary Guarantors.

Section 6.14 Environmental Compliance

                  The Borrower shall, and shall cause each of its Subsidiaries to, use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

ARTICLE 7 NEGATIVE COVENANTS

         Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 7.01 Indebtedness

                  (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                      (i) Indebtedness under the Loan Documents;

                      (ii) Indebtedness existing on the date hereof and set forth in Schedule 7.01;

                      (iii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not exceed $2,000,000 at any time outstanding;

                      (iv) Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (iv) shall not exceed $1,500,000 at any time outstanding;

                      (v) Indebtedness of the Borrower to any Subsidiary Guarantor and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

                      (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary Guarantor and by any Subsidiary Guarantor of Indebtedness of the Borrower or any other Subsidiary Guarantor; and

                      (vii) other unsecured Indebtedness of the Borrower and the Subsidiary Guarantors in an aggregate principal amount not exceeding $1,000,000 at any time outstanding.

                  (b) The Borrower will not, and it will not permit any Subsidiary to, (i) issue any preferred equity securities unless the issuance of such preferred equity securities is on terms and conditions reasonably satisfactory to the Administrative Agent, or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of equity securities of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of equity securities, except as permitted under Section 7.08.

Section 7.02 Liens

                  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created under the Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 7.02, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof,

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof,

                  (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (iii) of Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

Section 7.03 Fundamental Change

                  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the equity securities of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing:

                      (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, any Subsidiary may merge into any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity;

                      (ii) any Subsidiary may merge with any Person in a transaction that is not permitted by clause (i) of this Section 7.03(a), provided that such merger is permitted by Section 7.04 or 7.05, as applicable;

                      (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to any Subsidiary Guarantor;

                      (iv) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by clause (iii) of this Section 7.03(a), provided that such sale, transfer, lease or other disposition is also permitted by Section 7.05.

                  (b) The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses directly related thereto.

                  (c) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve.

Section 7.04 Investments, Loans, Advances, Guarantees and Acquisitions

                  The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments existing on the date hereof and set forth in
Schedule 7.04;

                  (c) investments made by the Borrower in the equity securities of any Subsidiary Guarantor and made by any Subsidiary Guarantor in the equity securities of any other Subsidiary Guarantor, provided that any such equity securities owned by the Borrower or any Subsidiary Guarantor shall be pledged pursuant to the Security Agreement;

                  (d) acquisitions (whether by purchase of stock or assets, merger or consolidation) by the Borrower and/or its Subsidiaries not otherwise permitted by this Section, provided that (i) such acquisition shall be within the same industry and line of business as that conducted by, or contemplated to be conducted by, the Borrower and/or the Subsidiaries on the Effective Date,
(ii) after giving effect to each such acquisition, the aggregate consideration paid by the Borrower and/or the Subsidiaries in connection with all such acquisitions, regardless of how such consideration was financed (e.g., with borrowed money, internally generated funds and/or equity contributions) shall not exceed $15,000,000, (iii) the Borrower shall furnish the Administrative Agent with written notice of such acquisition not less than thirty (30) days prior to the closing of such acquisition; (iv) in the event any acquisition is of stock, the Borrower shall, pursuant the Security Agreement, grant to the Administrative Agent a first security interest in the all of the capital stock of such new Subsidiary if such new Subsidiary is a Domestic Subsidiary, and 65% of the capital stock of such new Subsidiary if such new Subsidiary is a Material Foreign Subsidiary, and each new Subsidiary shall, at the time of its creation and formation, execute such certifications, opinions, resolutions and documents as the Administrative Agent may require (consistent with the requirements of this Agreement) to cause such new Subsidiary (if a Domestic Subsidiary) to become a party to the Guarantee Agreement and to cause such new Subsidiary to become a party to the Security Agreement in order for such new Subsidiary to grant to the Administrative Agent a first security interest in the assets of such new Subsidiary, subject to the Permitted Encumbrances, and (v) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower demonstrating that, on a pro forma basis, after giving effect to such acquisition, no Default or Event of Default would exist, including under clause (d) of Article 8 as a result of the Borrower's failure to comply with Section 7.15 (such covenant to be determined as if such acquisition had been consummated on the first day of the period for which such covenant is being calculated);

                  (e) loans or advances made by the Borrower to any Subsidiary Guarantor and made by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note which shall be pledged pursuant to the Security Agreement;

                  (f) acquisitions made by the Borrower from any Subsidiary Guarantor and made by any Subsidiary Guarantor from the Borrower or any other Subsidiary Guarantor; and

                  (g) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing other investments, loans, advances, Guarantees and acquisitions, provided that the sum of (i) the aggregate consideration paid by the Borrower or any Subsidiary in connection with all such acquisitions, (ii) the aggregate amount of all such other investments, loans and advances outstanding and (iii) the amount of obligations and liabilities outstanding in the aggregate that is Guaranteed pursuant to all such other Guarantees shall not exceed $3,500,000 at any time.

Section 7.05 Asset Sales

                  The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any equity securities (provided that it is hereby acknowledged that this provision shall not prohibit the issuance by the Borrower of any of its own equity securities otherwise permitted to be issued under this Agreement, including under Section 7.01(b)(i)), nor will the Borrower permit any of the Subsidiaries to issue any additional shares of its equity securities, except:

                  (a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

                  (b) sales, transfers, leases and other dispositions made by the Borrower to any Subsidiary Guarantor and made by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

                  (c) sales of marketable securities to the extent set forth on
Schedule 7.04; and

                  (d) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, other sales, transfers, leases and other dispositions of assets, provided that (i) the aggregate fair market value of all assets, sold, transferred, leased or otherwise disposed of in reliance upon this clause (d) shall not exceed $1,000,000 in the aggregate at any time and (ii) all sales, transfers, leases and other dispositions permitted by this clause (d) shall be made for fair value and not less than 75% of the consideration therefor shall consist of cash.

Section 7.06 Sale and Lease-Back Transactions

                  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the Borrower and/or the Subsidiaries may enter in sale and lease-back transactions relating to "demonstration equipment" provided that after giving effect to each such transaction the aggregate amount of all obligations incurred with respect to all such transactions would not exceed $5,000,000.

Section 7.07 Hedging Agreements

                  The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

Section 7.08 Restricted Payments

                  The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends with respect to its equity securities payable solely in additional shares of its equity securities and (b) any Subsidiary may declare and pay dividends with respect to its equity securities to the Borrower or any Subsidiary Guarantor.

Section 7.09 Transactions with Affiliates

                  The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arms-length basis from unrelated third parties, provided that this Section shall not apply to any transaction that is permitted under Section 7.01, 7.03, 7.04,
7.05 or 7.08, or Section 10 of the Guarantee Agreement, between or among the Loan Parties and not involving any other Affiliate.

Section 7.10 Restrictive Agreements

                  The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its equity securities or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(v) clause (a) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

Section 7.11 Amendment of Material Documents

                  The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, other than immaterial amendments, modifications or waivers that would not reasonably be expected to adversely affect the Credit Parties.

Section 7.12 Interest Coverage Ratio

                  As of the last day of any fiscal quarter during any period set forth below, the Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense, in each case for the four fiscal quarters ending on such date, to be less than the ratio set forth below opposite such period:

                  ------------------------------------------ ---------------------------------------------------------
                                   PERIOD                                             RATIO
                  ------------------------------------------ ---------------------------------------------------------
                  Effective Date through
                  June 29, 2001                                                     2.50:1.00
                  ------------------------------------------ ---------------------------------------------------------

                  ------------------------------------------ ---------------------------------------------------------
                  June 30, 2001 and thereafter                                      3.00:1.00
                  ------------------------------------------ ---------------------------------------------------------

Section 7.13 Reserved

Section 7.14 Minimum Total Net Worth

                  Cause, permit or allow Total Net Worth as at the last day of each fiscal quarter of the Borrower to be less than (i) $47,500,000, plus (ii) 50% of the aggregate Net Income of the Borrower and the Subsidiaries, if positive, for each fiscal quarter of the Borrower ending after the Effective Date on a cumulative basis, plus (iii) 75% of all equity issued by the Borrower and the Subsidiaries after the Effective Date.

Section 7.15 Leverage Ratio

                  As of the last day of any fiscal quarter during any period set forth below, the Borrower will not permit the Leverage Ratio for the four fiscal quarters ending on such date to be greater than the ratio set forth below opposite such period:

                  ------------------------------------------ ---------------------------------------------------------
                                   PERIOD                                             RATIO
                  ------------------------------------------ ---------------------------------------------------------
                  Effective Date through
                  June 29, 2001                                                     1.75:1.00
                  ------------------------------------------ ---------------------------------------------------------

                  ------------------------------------------ ---------------------------------------------------------
                  June 30, 2001 through
                  and thereafter                                                    1.50:1.00
                  ------------------------------------------ ---------------------------------------------------------

Section 7.16 Capital Expenditures

                  The Borrower will not permit Capital Expenditures made or obligated to be made by the Borrower and the Subsidiaries in respect of any period set forth below to be greater than the amount set forth below with respect to such period:

                  ------------------------------------------ ---------------------------------------------------------
                                   PERIOD                                             AMOUNT
                  ------------------------------------------ ---------------------------------------------------------
                  ------------------------------------------ ---------------------------------------------------------
                  Effective Date through
                  June 30, 2001                                                     $6,000,000
                  ------------------------------------------ ---------------------------------------------------------
                  ------------------------------------------ ---------------------------------------------------------

                  ------------------------------------------ ---------------------------------------------------------
                  ------------------------------------------ ---------------------------------------------------------
                  July 31, 2001 through                                             $6,000,000
                  June 30, 2002 and each                                plus the amount by which $6,000,000
                  fiscal year thereafter                            exceeded the amount of Capital Expenditures
                                                                           actually incurred during the
                                                                        immediately preceding fiscal year
                  ------------------------------------------ ---------------------------------------------------------

ARTICLE 8 EVENTS OF DEFAULT

         If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; or

                  (c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any other Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been false or misleading in any material respect when made or deemed made; or

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.08 or 6.12 or in
Article 7, or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any other Loan Document; or

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after such Loan Party shall have obtained knowledge thereof, or

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period); or

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after giving effect to any applicable grace period), provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (i) the Borrower or any Subsidiary Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (j) the Borrower or any Subsidiary Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 shall be rendered against the Borrower or any Subsidiary Guarantor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary Guarantor to enforce any such judgment; or

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $500,000 in any year or (ii) $1,000,000 for all periods; or

                  (m) any provision of any Loan Document shall cease, for any reason, to be in full force and effect and such cessation shall have a Material Adverse Effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder; or

                  (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of an act or omission by the Administrative Agent or as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; or

                  (o) a Change in Control shall occur;

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 9 THE ADMINISTRATIVE AGENT

         Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, tend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of the Subsidiaries or any other Loan Party that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in
Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Credit Party (and, promptly after its receipt of any such notice, it shall give each Credit Party and the Borrower notice thereof), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (iv) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Credit Parties and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder,

         Notwithstanding anything in any Loan Document to the contrary, no Agent other than the Administrative Agent shall have any duty or obligation under the Loan Documents.

ARTICLE 10 MISCELLANEOUS

Section 10.01 Notices

                  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower:

                      LeCroy Corporation
                      700 Chestnut Ridge Road
                      Chestnut Ridge, New York 10977
                      Attention:  Raymond F. Kunzmann
                      Telephone No.: (845) 425-2000
                      Telecopy No.: (845) 425-8967

                      with a copy to:

                      Bingham Dana LLP
                      150 Federal Street
                      Boston, Massachusetts  02110
                      Attention:  Roger D. Feldman, Esq.
                      Telephone No.: (617) 951-8414
                      Telecopy No.: (617) 951-8736

                  (b) if to the Administrative Agent:

                      The Bank of New York
                      One Wall Street
                      New York, New York 10286
                      Attention: Tony Pinnilla, Agency Administrative Function Telephone No.: (212) 635-4698
                      Telecopy No.: (212) 635-6365, 6366 or 6367

                      with a copy to:

                      The Bank of New York
                      123 Main Street
                      White Plains, New York 10602
                      Attention:  John F. Volpicella
                      Telephone No.: (914) 421-5329
                      Telecopy No.: (914) 421-8065

                  (c) if to any other Credit Party, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02 Waivers; Amendments

                  (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of interest thereon, or reduce any fees or other amounts payable under the Loan Documents, or reduce the amount of any scheduled reduction of any Commitment, without the written consent of each Credit Party affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of reduction or expiration of any Commitment, without the written consent of each Credit Party affected thereby,
(iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by any Loan Document, without the written consent of each Credit Party, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release any Subsidiary Guarantor from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement or as a result of the termination of the existence of such Subsidiary Guarantor in a transaction permitted by Section 7.03), or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) release any material portion of the Collateral from the Liens of the Loan Documents (except as expressly provided in the Security Agreement or in connection with a transaction permitted by Section 7.03), without the consent of each Lender, and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Section 10.03 Expenses; Indemnity; Damage Waiver

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by any Credit Party, including the fees, charges and disbursements of any counsel for any Credit Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify each Credit Party and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is such Lender's Revolving Commitment and the denominator of which is the total of all Lenders' Revolving Commitments (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

Section 10.04 Successors and Assigns

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment, the amount of the Revolving Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrower and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further, that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.05, 3.06, 3.07 and 10.03). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this paragraph shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

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                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Borrower and each Credit Party may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or any Credit Party, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.05 and 3.06 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.10(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 3.05 or 3.07 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.07 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.07(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05 Survival

                  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.05, 3.06, 3.07 and 10.03 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06 Counterparts; Integration; Effectiveness

                  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Agreement and any separate letter agreements with respect to fees payable to any Credit Party constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07 Severability

                  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.08 Right of Setoff

                  If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by it, irrespective of whether or not it shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

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                  (c) The Borrower hereby irrevocably and unconditionally
waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Headings

                  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12 Interest Rate Limitation

                  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contacted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

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Section 10.13 Treatment of Certain Information

                  Each Credit Party agrees to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any Subsidiary pursuant to this Agreement which (a) is clearly identified by such Person as being confidential at the time the same is delivered to such Credit Party, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder ("Information"), provided, however, that nothing herein shall limit the disclosure of any such Information (i) to such of their respective Related Parties as need to know such Information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) to any other Credit Party, (vi) in connection with any litigation to which any one or more of the Credit Parties is a party,
(vii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to any of the Credit Parties on a non-confidential basis from a source other than the Borrower or any Subsidiary, or (C) was available to the Credit Parties on a non-confidential basis prior to its disclosure to any of them by the Borrower or any Subsidiary; and (viii) to the extent the Borrower shall have consented to such disclosure in writing.

                           [Signature Pages to Follow]

                               LECROY CORPORATION
                                CREDIT AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                 LECROY CORPORATION

                                                 By: /s/ Raymond F. Kunzmann
                                                     -------------------------
                                                     Name: Raymond F. Kunzmann
                                                     Title: Vice President

                               LECROY CORPORATION
                                CREDIT AGREEMENT

                                      THE BANK OF NEW YORK,
                                      as Administrative Agent and as a Lender

                                      By: /s/ John  F. Volpicella
                                          -----------------------
                                          Name: John F. Volpicella
                                          Title: Assistant Vice President